SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2008

EASTMAN KODAK COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
343 State Street, Rochester, New York 14650
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (585) 724-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On January 30, 2008, Eastman Kodak Company issued a press release describing its financial results for its fourth fiscal quarter ended December 31, 2007. Copies of the press release and financial discussion document are attached as Exhibits 99.1 and 99.2, respectively, to this report.

Within the Company's fourth quarter 2007 press release, the Company makes reference to certain non-GAAP financial measures including "Digital earnings", "Digital revenue", "Traditional revenue", "Net cash generation", "CDG revenue from digital products growth", "GCG revenue from digital products growth", and "Free cash flow", which have directly comparable GAAP financial measures. The Company believes that these measures represent important internal measures of performance. Accordingly, where these non-GAAP measures are provided, it is done so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the underlying performance of the Company on a year-over-year basis. Whenever such information is presented, the Company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K. The specific reasons, in addition to the reasons described above, why the Company's management believes that the presentation of the non-GAAP financial measures provides useful information to investors regarding Kodak's financial condition, results of operations and cash flows are as follows:

Digital earnings / Digital revenue / Traditional revenue / CDG revenue from digital products growth / GCG revenue from digital products growth - Due to the Company's ongoing digital transformation, management views the Company’s performance based on the following three key metrics: digital revenue growth, digital earnings growth and net cash generation. These three key metrics are emphasized in the Company’s attached earnings release for the fourth quarter of 2007. These digital measures form the basis of internal management performance expectations and certain incentive compensation. Accordingly, these digital measures are presented so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the underlying performance of the Company against its key metrics on a year-over-year and quarter-sequential basis, as the Company undergoes this digital transformation.

Net cash generation / Free cash flow - The Company believes that the presentation of net cash generation and free cash flow is useful information to investors as it facilitates the comparison of cash flows between reporting periods. In addition, management utilizes these measures as tools to assess the Company's ability to repay debt and repurchase its own common stock, after it has satisfied its working capital needs (including restructuring-related payments), dividends, capital expenditures, acquisitions and investments. The net cash generation measure equals net cash provided by continuing operations from operating activities, as determined under Generally Accepted Accounting Principles in the U.S. (U.S. GAAP), minus capital expenditures, plus proceeds from the sale of assets and certain businesses, plus investments in unconsolidated affiliates, and minus dividends. The free cash flow measure equals net cash provided by continuing operations from operating activities as determined under U.S. GAAP minus capital expenditures. Net cash generation forms the basis of internal management performance expectations (it is one of the Company’s three key metrics) and certain incentive compensation. Accordingly, the Company believes that the presentation of this information is useful to investors as it provides them with the same data as management uses to facilitate their assessment of the Company's cash position.

Item 9.01     Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1	Press release issued January 30,	Furnished with
	2008 regarding financial results	this document
for the fourth quarter of 2007

Exhibit 99.2	Financial discussion document issued	Furnished with
	January 30, 2008 regarding financial	this document
results for the fourth quarter of
2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

		By:	/s/ Diane E. Wilfong
		Name:	Diane E. Wilfong
		Title:	Chief Accounting Officer
and Controller

Date:	January 30, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued January 30, 2008 regarding financial results for the fourth quarter of 2007

99.2	Financial discussion document issued January 30, 2008 regarding financial results for the fourth quarter of 2007